UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 10, 2009
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-31279 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA (Address of Principal Executive Offices)	92121 (Zip Code)
(858) 410-8000
(Registrants telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act of 1933, as amended (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934, as amended (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, as amended (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 14, 2009, Gen-Probe Incorporated (“Gen-Probe”) announced the spin-off of its industrial testing assets, including the Closed Unit Dose Assay (“CUDA”) system, to Roka Bioscience, Inc. (“Roka”), a newly formed private company. In consideration for its contribution of assets, Gen-Probe received shares of preferred stock, representing 19.9% of Roka’s capital stock on a fully diluted basis. In connection with the transaction, eighteen former Gen-Probe employees accepted employment with Roka. Gen-Probe will provide contract manufacturing and certain other services to Roka on a transitional basis and has agreed to lease a portion of Gen-Probe’s San Diego headquarters facility to Roka on a temporary basis.
     Concurrently with the transaction, Gen-Probe entered into an agreement to license certain rights to Roka in order for Roka to develop, manufacture and commercialize CUDA and related nucleic acid tests for biopharmaceutical production, water and food safety testing, and veterinary, environmental and bioterrorism testing. Roka also will have rights to develop certain infection control tests for use on the CUDA system. Under this license agreement, Gen-Probe will receive royalties on any potential Roka product sales, and retain rights to use the CUDA system for clinical applications.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEN-PROBE INCORPORATED
Date: September 15, 2009	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Corporate Secretary